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Exhibit 14.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-66594, 333-75762, 333-76938, 333-109446 on Form S-8; 333-104974, 333-106182, 333-107376, 333-108441-01, 333-109309, 333-110904 on Form F-3 and 333-108462 on Form F-4 of our reports dated March 12, 2004, (which reports expresses an unqualified opinion and include an explanatory paragraph relating to changes in methods of accounting for goodwill and asset retirement obligations in 2002), appearing in this Annual Report on Form 20-F of Bunge Limited for the year ended December 31, 2003.

New York, New York
March 14, 2004

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INDEPENDENT AUDITORS' CONSENT